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                                                                   Exhibit 99(a)

                                 FRONTSTEP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

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
                                                                     AS REPORTED                           AS ADJUSTED
                                                             ---------------------------           ---------------------------
                                                             JUNE 30,           JUNE 30,           JUNE 30,           JUNE 30,
                                                               2002               2001               2002               2001
                                                             --------           --------           --------           --------
                                                                                                  (unaudited)        (unaudited)
                         Assets

Current assets:
     Cash and cash equivalents                               $  3,389           $  1,512           $  3,389           $  1,512
     Trade accounts receivable, net                            29,049             31,446             29,049             31,446
     Prepaid expenses                                           6,224              3,756              7,921              5,504
     Income tax receivable                                         --                 47                 --                 47
     Deferred income taxes                                      3,386              2,026              3,386              2,026
     Inventories                                                  491                738                491                738
     Other current assets                                         362                979                362                979
                                                             --------           --------           --------           --------
                                                               42,901             40,504             44,598             42,252

Capitalized software, net                                      16,371             15,094             16,371             15,094
Intangibles, net                                                8,039              7,911              8,039              7,911
Equipment and improvements, net                                 5,030              7,646              5,030              7,646
Deposits and other assets                                       1,074              1,438              1,074              1,438
                                                             --------           --------           --------           --------
         Total assets                                        $ 73,415           $ 72,593           $ 75,112           $ 74,341
                                                             ========           ========           ========           ========

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses                   $ 13,284           $ 15,610           $ 13,234           $ 15,560
     Deferred revenue                                          18,796             20,278             21,407             22,969
     Current portion of long-term obligations                   7,998              1,967              7,998              1,967
     Income taxes payable                                         405                 --                405                 --
                                                             --------           --------           --------           --------
                                                               40,483             37,855             43,044             40,496

Noncurrent liabilities:
     Long-term obligations                                      8,928              8,337              8,928              8,337
     Deferred income taxes                                      4,268              2,891              4,268              2,891
     Other                                                         --                405                 --                405
                                                             --------           --------           --------           --------
                                                               13,196             11,633             13,196             11,633

Minority interest                                                 118              2,101                118              2,101
Preferred stock                                                    --                 --                 --                 --

Shareholders' equity:
     Preferred stock                                           10,865             10,865             10,865             10,865
     Common stock                                                  79                 79                 79                 79
     Additional paid-in capital                                39,341             37,470             39,341             37,470
     Common stock in treasury, at cost                         (1,320)            (1,320)            (1,320)            (1,320)
     Retained earnings (deficit)                              (26,217)           (22,772)           (27,081)           (23,665)
     Accumulated other comprehensive loss                      (3,130)            (3,318)            (3,130)            (3,318)
                                                             --------           --------           --------           --------
                                                               19,618             21,004             18,754             20,111
                                                             --------           --------           --------           --------
         Total liabilities and shareholders' equity          $ 73,415           $ 72,593           $ 75,112           $ 74,341
                                                             ========           ========           ========           ========

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